Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Aetrium Incorporated (“the Company”) on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph C. Levesque, as Chief Executive Officer of the Company, Douglas L. Hemer, as Chief Administrative Officer of the Company, and Paul H. Askegaard, as Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2005	By:	/s/ Joseph C. Levesque

	Name:	Joseph C. Levesque
	Title:	Chairman of the Board, President and
Chief Executive Officer

Date: March 30, 2005	By:	/s/ Douglas L. Hemer

	Name:	Douglas L. Hemer
	Title:	Chief Administrative Officer

Date: March 30, 2005	By:	/s/ Paul H. Askegaard

	Name:	Paul H. Askegaard
	Title:	Treasurer (principal financial and accounting officer)